Exhibit 10.2

SERIES Z PREFERRED

STOCK ISSUANCE AGREEMENT

This Series Z Preferred Stock Issuance Agreement (this “Agreement”), being entered into as of this 30th day of September 2021 by and among: Danny Meeks, an individual residing in Virginia (“Meeks”); Empire Services, Inc., a Virginia corporation (“Empire”); and MassRoots, Inc. a Delaware corporation (the “Company”) (together hereafter referred to as “the Parties” and each individually as “the Party”) and shall be made effective the date upon which a certain Settlement Agreement is entered into by and among Iroquois Mater Fund Ltd, MassRoots, Inc., Isaac Dietrich, Danny Meeks and Empire Services, Inc., (the “Effective Date”).

R E C I T A L S

A. The Company, Danny Meeks and Empire Services, Inc. intend to merge Empire Services, Inc. with MassRoots, Inc. on or prior to December 31, 2021;

B. Pursuant to that certain Settlement Agreement, the Company will issue to Iroquois Master Fund Ltd.(“Iroquois”) Two Hundred Fifty (250) shares of the Company’s Series Z Preferred Stock (“Series Z Shares”) and will remit $1,000,000 (“Cash Portion”) to Iroquois as part of that agreement (the “Settlement Agreement”).

C. Meeks and/or Empire Services, Inc. has agreed to loan $1,000,000 to MassRoots, Inc. (“Settlement Loan”) that will represent the Cash Portion of the Settlement Agreement

D. For providing the Settlement Loan, the Company desires to issue to Meeks 250 shares of Series Z Preferred Stock (the “Series Z Shares”).

AGREEMENT

The Company and Meeks hereby agree as follows:

1. Issuance

Subject to the terms and conditions of this Agreement, the undersigned agrees to provide the Settlement Loan to the Company on the date the Settlement Agreement is entered into, substantially in the form of the Promissory Note attached hereto as Exhibit A. A Certificate of Designation for the Series Z Shares (“Series Z COD”) will be filed with the Delaware Secretary of State prior to, or within 48 hours of entering into this Agreement.

2. Closing.

The issuance of the Series Z Shares shall take place at a closing (the “Closing”) the location of which shall be at the discretion of the Parties, either at the offices of Mitchell Silberberg & Knupp LLP, 437 Madison Ave., 25th Floor, New York, NY 10022, or remotely via the exchange of documents and signatures on the date hereof.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Meeks, as of the Closing, the following:

a. Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, financial condition, results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

b. Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Series Z Shares at the Closing has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing, and the issuance and delivery of the Series Z Shares has been taken or will be taken prior to the Closing.

c. Issuance of Shares. The Series Z Shares that are being issued to Meeks hereunder, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly and validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by Meeks.

4. Representations, Warranties and Agreements of Meeks and Empire. Meeks and Empire, individually and together represent and warrant to the Company the following:

a. Meeks and Empire individually and together have the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its Settlement Loan to the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the acquisition of Series Z Preferred Shares and the related tax consequences, and has the ability to bear the economic risks related to or in connection with the issuance.

b. Meeks is acquiring the Series Z Shares for his own account and not with the view to, or for resale in connection with, any distribution thereof. Meeks understands and acknowledges that the Series Z Shares have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the issuance made to Meeks as expressed herein. Meeks further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Series Z Shares. Meeks understands and acknowledges that the Series Z Shares will not be registered under the Securities Act nor under the state securities laws on the ground that the sale of the Series Z Shares to Meeks as provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws, which depends upon, among other things the bona fide nature of Meeks’ Settlement as expressed herein. Meeks is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act.

c. Meeks (i) represents that he is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Series Z Shares, such entity is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to acquire and hold the Series Z Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that he has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom Meeks is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make a loan to the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which Meeks is a party or by which it is bound.

d. Meeks understands that the Series Z Shares are being offered and issued to him, her or it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Meeks’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Meeks set forth herein in order to determine the availability of such exemptions and the eligibility of such Meeks to acquire such securities. Meeks further acknowledges and understands that the Company is relying on the representations and warranties made by Meeks hereunder and that such representations and warranties are a material inducement to the Company to sell the Series Z Shares to Meeks. Meeks further acknowledges that without such representations and warranties of Meeks made hereunder, the Company would not enter into this Agreement with Meeks.

e. Meeks understands that the Company does not currently intend to register the Series Z Shares under the Securities Act at any time in the future; and Meeks will not immediately be entitled to the benefits of Rule 144 with respect to the Series Z Shares.

f. As of the Closing, all actions on the part of Meeks, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Meeks hereunder shall have been taken, and this Agreement, assuming due execution by the parties hereto, constitute valid and legally binding obligations of Meeks, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

g. Meeks has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the Series Z Shares and could afford complete loss of such moneys loaned.

h. Meeks acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Series Z Shares or made any finding or determination as to the fairness, suitability or wisdom of any loans made to the Company.

i. Meeks acknowledges that Iroquois is also receiving 250 shares of Series Z Preferred Stock as part of the Settlement Agreement and that he and Iroquois will be the only holders of the Series Z Preferred Stock.

j. All of the information concerning Meeks set forth herein, and any other information furnished by Meeks in writing to the Company, is true, correct and complete in all material respects as of the date of this Agreement, and, if there should be any material change in such information prior to the Company’s issuance to Meeks of the Series Z Shares, Meeks will promptly furnish revised or corrected information to the Company.

k. Meeks has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this issuance and the transactions contemplated by this Agreement. With respect to such matters, such Meeks relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Meeks understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this issuance or the transactions contemplated by this Agreement.

l. Meeks understands that there are substantial restrictions on the transferability of the Series Z Shares and that the certificates representing the Series Z Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

In addition, since Meeks will be considered an Affiliate of the Company, certificates evidencing the Series Z Shares issued to such Meeks may bear a customary “Affiliates” legend.

The Company shall be obligated to promptly reissue unlegended certificates upon the request of any holder thereof (x) at such time as the holding period under Rule 144 or another applicable exemption from the registration requirements of the Securities Act has been satisfied or (y) at such time as a registration statement is available for the transfer of the Series Z Shares. The Company is entitled to request from any holder requesting unlegended certificates under clause (x) of the foregoing sentence an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

5. Conditions to Company’s Obligations at the applicable Closing. The Company’s obligation to complete the issuance of the Series Z Shares and deliver the Series Z Shares to Meeks at the Closing shall be subject to the following conditions to the extent not waived by the Company:

a. Representations and Warranties. The representations and warranties made by Meeks in Section 4 hereof shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing date with the same force and effect as if they had been made on and as of said date.

b. Performance. Meeks shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing.

c. Qualifications. All authorizations, approvals or permits, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series Z Shares pursuant to this Agreement at the Closing shall be obtained and effective as the Closing except for Blue Sky law permits and qualifications that may be properly obtained after the Closing.

6. Miscellaneous.

a. Modification. This Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and Meeks.

b. Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party; (iv) when sent, if by e-mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

(a)	if to the Company, at

MassRoots, Inc.

1560 Broadway, Suite 17-105

Denver, CO 80202

Attention: Isaac Dietrich, CEO

Email:  isaacdietrich@gmail.com

with copies (which shall not constitute notice) to:

Mitchell Silberberg & Knupp LLP

437 Madison Ave, 25th Floor

New York, NY 10022

Attention: Andrea Cataneo, Esq.

Email: ajc@msk.com

or

(b)	if to Empire, at the address set forth on the signature page hereof;

or

(c) if to Meeks, at the address set forth on the signature page hereof or, in any case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

c. Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by Meeks, and the transfer or assignment of the Series Z Shares shall be made only in accordance with all applicable laws including securities laws.

d. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

e. Arbitration.  All disputes arising out of or in connection with this Agreement shall be submitted to the International Court of Arbitration of the International Chamber of Commerce and shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be New York, New York.

f. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

g. This Agreement and all exhibits, schedules and attachments hereto and thereto and the Promissory Note constitute the entire agreement between Meeks and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

h. If the Series Z Shares are certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

i. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

j. This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterpart, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in pdf format shall be deemed to be their original signatures for all purposes.

k. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

l. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

m. Meeks hereby agrees to furnish the Company such other information as the Company may request prior to the applicable Closing with respect to its loan hereunder.

n. Waiver of Conflicts. Each party to this Agreement acknowledges that Mitchell Silberberg & Knupp LLP, counsel for the Company, may have in the past performed and may continue to perform legal services Meeks in matters unrelated to the transactions described in this Agreement, including financings and other matters.  Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (b) acknowledges that Mitchell Silberberg & Knupp LLP represented the Company in the transaction contemplated by this Agreement and has not represented Meeks in connection with such transaction; and (c) gives its informed consent to Mitchell Silberberg & Knupp LLP’s representation of Meeks in such unrelated matters and to Mitchell Silberberg & Knupp LLP’s representation of the Company, respectively, in connection with this Agreement and the transactions contemplated hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the 30th day of September, 2021.

MASSROOTS, INC.

By:	/s/ Isaac Dietrich
Name:	Isaac Dietrich
Title:	Chief Executive Officer

By:	/s/ Danny Meeks
Name:	Danny Meeks
Address:	505 Crawford Street
Portsmouth, VA 23703

EMPIRE SERICES, INC.

By:	/s/ Danny Meeks
Name:	Danny Meeks
Title:	President
Address:

EXHIBIT A

MASSROOTS

PROMISSORY NOTE